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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-1/A of Ardagh Finance Holdings S.A. of our report dated March 31, 2016 relating to the combined financial statements of certain metal beverage packaging operations of Ball Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
December 28, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS